Exhibit 10.1

FIRST AMENDMENT TO SENIOR SECURED PROMISSORY NOTE

(December 2024 Senior Secured Note)

This First Amendment (“Amendment”) is entered into as of June 30, 2026, by and between Bespoke Extracts, Inc., a Nevada corporation (the “Company”), and the undersigned holder (the “Holder”) of the Company’s Senior Secured Promissory Note originally issued in December 2024 (the “Note”).

WHEREAS, the Note bears interest at 15% per annum and matures June 30, 2026; and the Company and Holder wish to extend the maturity date, increase the interest rate for the extension period, and grant the Holder additional shares in consideration, pursuant to Section 8 of the Note, which permits amendment with Simple Majority consent binding on all holders of the series;

NOW, THEREFORE, the parties agree as follows:

1.	Extended Maturity Date

The Note shall mature, and all principal, accrued interest, and other obligations shall be due and payable in full, on August 14, 2026 (the “Extended Maturity Date”), in lieu of June 30, 2026. All other repayment and acceleration terms remain unchanged.

2.	Enhanced Interest Rate

For the period from July 1, 2026 through the Extended Maturity Date, the interest rate shall be 17% per annum (in lieu of 15%). All interest accrued through June 30, 2026 at 15% remains due and payable.

3.	Extension Shares

The Company shall issue the Holder shares of Common Stock equal in value to 10% of the Holder’s outstanding principal, based on the 10-day VWAP ending June 30, 2026, within thirty days of this Amendment. The shares will be unregistered, issued under available exemptions from the Securities Act of 1933, and will carry registration rights on the same terms as the Holder’s existing securities under the Securities Purchase Agreement (“SPA”).

4.	No Other Changes

Except as amended hereby, the Note remains in full force and effect, including its senior secured status and all related liens and security interests.

5.	Binding Effect

This Amendment is executed pursuant to Section 8 of the Note. Upon execution by the Company and holders of a Simple Majority of the series’ outstanding principal, the amendments herein bind all holders of the series, whether or not they executed this Amendment.

6.	Miscellaneous

This Amendment is governed by Nevada law, may be executed in counterparts (including electronic signature), and, together with the Note and SPA, constitutes the entire agreement as to its subject matter. If any provision is held invalid, the remainder shall continue in effect.

Summary of Amended Terms

Term	Original	Amended
Maturity Date	June 30, 2026	August 14, 2026
Interest (7/1–8/14/26)	15%	17%
Extension Fee	None	10% of principal in shares

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY: BESPOKE EXTRACTS, INC.

Signature
By:	Michael Feinsod
Title:	Chairman, CEO and CFO
Date:

HOLDER:

Signature
Name:
Original Principal Held: $____________
Note Reference No.:____________
Date: